Exhibit 99.1

BioCardia Announces Completion of Enrollment in Phase III CardiAMP HF Trial and Plans for CardiAMP HF Trial II

October 11, 2023

SUNNYVALE, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease, today announces completion of enrollment in its CardiAMP Heart Failure Trial and initiation of a discussion with the FDA on a second pivotal study protocol adapted for the responders in the initial trial with the objective of gaining FDA marketing approval.

As previously disclosed, interim trial results reviewed by the Data Safety Monitoring Board (DSMB) in July 2023 indicated that the Phase III CardiAMP Heart Failure trial is not likely to meet the primary endpoint for efficacy at 12 months, in part, because both study groups of randomized patients have had good outcomes. There were no treatment emergent safety concerns by the DSMB. Notably, patients receiving CardiAMP Cell Therapy followed up to 24 months showed a 37% relative risk reduction of cardiac death equivalents and an 18% relative risk reduction in major adverse cardiac and cerebrovascular events (MACCE).

For an important subset of patients with higher levels of NT-proBNP, a well-established biomarker of increased heart failure and stress to the heart, the benefits were even greater. In patients with NT-pro BNP levels greater than 500 pg/ml at baseline, an analysis of all available data up to two years shows improvements over controls including a 59% relative risk reduction in mortality [13% reduction in all-cause death and cardiac death equivalents with CardiAMP therapy (9%) over the control group (22%)] and a 54% relative risk reduction of MACCE [21% reduction with CardiAMP therapy (18%) over the control group (39%)]. Further, all clinical outcomes included in this analysis favored therapy including: quality-of-life as measured by the Minnesota Living with Heart Failure Questionnaire, NT-proBNP, Six Minute Walk Distance, left ventricular ejection fraction, left ventricular end systolic volume, and left ventricular end diastolic volume.

BioCardia, with its clinical leadership, has developed a modified study design anticipated to have a high probability of success based on existing data and has initiated discussion with the FDA. The proposed CardiAMP Heart Failure II study includes the requirement that all patients have an NTproBNP at baseline greater than 500 pg/ml and has a modified primary endpoint. The new endpoint is a similar hierarchical composite endpoint consisting of all-cause death, the cardiac death equivalents of heart transplant and left ventricular assist device (LVAD) implantation, heart failure hospitalizations, worsening heart failure events treated as an outpatient, and change in quality-of-life with a follow-up duration ranging from a minimum of 12 to a maximum of 24 months. This endpoint is nearly identical to other ongoing clinical studies of other therapies for this indication which also utilize NT-proBNP threshold inclusion criteria. Statistical calculations for this clinical study design support that a modestly sized clinical trial, based on the interim results, would achieve high power (probability of success). Additional modifications to the trial design proposed include elements to simplify clinical logistics and reduce the cost of performing the study.

“Together with our clinical partners, we have completed enrollment in the largest autologous cell therapy study for heart failure ever performed, with no treatment emergent safety concerns from the DSMB and interim results with both improved survival and reduced MACCE in the treatment group” said BioCardia CEO Peter Altman, PhD. “Our world-class clinical leadership is supportive of pursuing the compelling and consistent interim results for patients with elevated NT-proBNP at baseline. The data supports that if we had focused on this subset of patients with the updated composite endpoint, we should have met the primary endpoint in the study.” He continued, “With FDA alignment on the plan forward, we intend to secure the means required for the second study through the established Medicare reimbursement and partnering.”

Anticipated Upcoming Milestones and Events:

>	BCDA-01: CardiAMP Cell Therapy for Heart Failure Phase III Trial(s)

o	Q4 2023 CardiAMP HF Trial II FDA Protocol Approval

-	Q4 2023: Japan PMDA Formal Consultation

>	BCDA-02: CardiAMP Cell Therapy for Chronic Myocardial Ischemia Phase III Trial

-	Q4 2023: Completion of Roll-in Cohort and Transition to Randomized Pivotal Trial

>	BCDA-03: NK1R+ MSC Allogeneic Cell Therapy in ischemic HFrEF Phase I/II Trial

-	Q4 2023: Completion of low dose cohort

>	Helix Biotherapeutic Delivery System

-	Q4 2023: Updates on Licensing / Partnerships

About the CardiAMP Cell Therapy Program

CardiAMP Cell Therapy – FDA designated as a Breakthrough therapy – uses a patient’s own (autologous) bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response. The CardiAMP Cell Therapy for Heart Failure Trial is the first known multicenter clinical trial of a cell therapy to prospectively screen for cell characteristics in order to improve patient outcomes. CardiAMP Cell Therapy incorporates three proprietary elements not previously utilized in investigational cardiac cell therapy: a pre-procedural cell analysis for patient selection, a high target dosage of cells, and a proprietary delivery system that has been shown to be safer than other intramyocardial delivery systems and exponentially more successful in cell retention. The trial is supported by the Maryland Stem Cell Research Fund and the Centers for Medicare and Medicaid Services. The trial enrolled ten roll-in cohort patients, 115 randomized cohort patients, and eleven control patients who elected to cross over to treatment after completion of follow-up, for a total of 136 procedures. After the last patient reaches their one-year follow-up in Q4 2024, complete data from the trial will be available. CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic platforms that enable four product candidates in development. BioCardia also partners with other biotherapeutic companies to provide its delivery systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to probability of completing follow-up in the CardiAMP Heart Failure Trial, securing FDA approval for the CardiAMP Heart Failure II trial, and the probability of success of the trials, anticipated milestones and events, and the ultimate success of our clinical cell therapy programs. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120